APPENDIX A

                 1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

1.       PURPOSE

         The purpose of the Telemundo Group, Inc. 1996 Non-Employee Directors' Stock Option Plan (the "Plan") is to secure for Telemundo Group, Inc. (the "Corporation") and the stockholders the benefits of the incentive inherent in increased ownership of the Corporation's Series A Common Stock, par value $.01 per share (the "Common Stock"), by the members of the Board of Directors (the "Board") of the Corporation who are not employees of the Corporation or any of its subsidiaries ("Non-Employee Directors" ). It is expected that such ownership will provide such Non-Employee Directors with a more direct stake in the future welfare of the Corporation and encourage them to remain directors of the Corporation. It is also expected that the Plan will encourage qualified persons to become directors of the Corporation.

2.       ADMINISTRATION

         The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of stock options made under the Plan (the "Options"). Subject to the provisions of the Plan, the Board shall have the power to construe the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the Secretary or any other officer of the Corporation to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by such member or by any other member of the Board in connection with the Plan, except for such member's own willful misconduct or as expressly provided by statute.

3.       AMOUNT OF STOCK

         The stock which may be issued and sold under the Plan shall not exceed 100,000 shares of Common Stock, subject to adjustment as provided in Section 8 hereof. The Common Stock to be issued may be either authorized and unissued shares or issued shares acquired by the Corporation. If Options granted under the Plan terminate or expire without being exercised in whole or in part, new Options may be granted covering the shares not purchased under such lapsed Options.

4.       ELIGIBILITY

         Each Non-Employee Director shall be eligible to receive an Option in accordance with Section 5. Each Option granted under the Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the terms and conditions set forth in Sections 5, 6 and 7 hereof.

5.       GRANT OF OPTIONS

         Commencing on June 12, 1996, and, thereafter on each date on which the Board holds its Annual Meeting of Directors, each Non-Employee Director shall automatically receive an Option to purchase for ten years 2,500 shares of Common Stock, subject to adjustment as provided in Section 8 hereof.


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6.       EXERCISE PRICE

         The Option exercise price per share shall be 100% of the fair market value of a share of Common Stock, subject to adjustment as provided in Section 8 hereof. As used herein, fair market value shall be the closing price of the Common Stock on the date of determination (if the Common Stock is then traded on a national securities exchange or in the NASDAQ National Market System) or, if not so traded, the average of the closing bid and asked prices thereof on such day or, if the Common Stock is not traded on the date of determination, on the last preceding date on which the Common Stock is traded.

7.       TERMINATION OF OPTIONS; LIMITATIONS ON EXERCISE; CHANGE IN CONTROL

         (a) No Option shall be exercisable until and unless the Plan is approved by the Corporation's stockholders at the Corporation's 1997 Annual Meeting of Stockholders, and, unless the Plan is so approved, all Options will terminate and be of no further force or effect on the earlier to occur of (i) the day after the Corporation's 1997 Annual Meeting of Stockholders and (ii) December 31, 1997.

         (b) One-third of the total number of shares of Common Stock covered by an Option shall become exercisable on a cumulative basis on each anniversary of the date of grant if the holder thereof has been a Non-Employee Director of the Corporation at all times since such date of grant; provided, however, that if the holder of an Option ceases to be a Non-Employee Director prior to the date that an Option is fully exercisable by reason of (i) retirement after reaching age 60 at least six months after the date of grant, (ii) death or (iii) disability, in each case, if he has been a member of the Board for at least five years prior to the date of such cessation, all of the shares of Common Stock covered by the Option will become immediately exercisable.

         (c) If a person shall cease to be a Non-Employee Director for any reason while holding an Option that has not expired and has not been fully exercised:

                  (i) such person, or in the case of his death or adjudication of incompetency, his executors, administrators, distributees, guardian or legal representative, as the case may be, may, at any time until the earlier to occur of the (y) fifth anniversary of the date of cessation and (z) termination of such Option pursuant to Section 7(d)(i) hereof, exercise the Option with respect to any shares of Common Stock as to which it was exercisable pursuant to Section 7(b) hereof on the date the person ceased to be such a Non-Employee Director; and

                  (ii) The Option will thereupon terminate as to the number of shares of Common Stock which are not exercisable pursuant to Section 7(b) hereof on the date of such cessation.

         (d) No Option or any part of an Option shall be exercisable:

                  (i) after the expiration of 10 years from the date the Option was granted; and

                  (ii) unless written notice of the exercise is delivered to the Corporation specifying the number of shares to be purchased, and payment in full by check or bank draft is made for the shares of Common Stock being acquired thereunder at the time of exercise.

         (e) An Option shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution and shall be exercisable during his lifetime only by him or his guardian or legal representative.

         (f) For purposes hereof, disability shall have the meaning provided in
Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

         (g) Notwithstanding the foregoing provisions of this Section 7, the Options granted hereunder shall immediately become exercisable in their entirety at such time as there shall be a "Change in Control" of the Corporation. For purposes hereof, a "Change in Control" shall be deemed to have occurred if any "person" or "group" (as such terms are defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange



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Act of 1934, as amended), acquires, directly or indirectly, by virtue of the consummation of any purchase, merger or other combination, securities of the Corporation representing more than fifty percent (50%) of the combined voting power of the Corporation's then outstanding voting securities with respect to matters submitted to a vote of the stockholders generally.

8.       ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         (a) If the outstanding Common Stock is hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination, exchange of shares, or the like, or dividends payable in shares of the Common Stock, an appropriate adjustment shall be made by the Board in the aggregate number of shares available under the Plan, in the number of shares subject to Options to be granted thereafter pursuant to Sections 5(a) and 5(b) hereof, and in the number of shares and price per share subject to outstanding Options. If the Corporation shall be reorganized, consolidated or merged with another corporation, or if all or substantially all of the assets of the Corporation shall be sold or exchanged, the holder of an Option shall, after the occurrence of such a corporate event, be entitled to receive upon the exercise of his Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the happening of any such corporate event as if he had exercised such Option and had been, immediately prior to such event, the holder of the number of shares covered by such Option.

         (b) Any adjustment in the number of shares shall apply proportionately to only the unexercised portion of any Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next higher whole number of shares.

9.       MISCELLANEOUS PROVISIONS

         (a) Except as expressly provided for in the Plan, no Non-Employee Director or other person shall have any claim or right to be granted an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Corporation.

         (b) The Corporation shall not be obligated to deliver any shares of Common Stock hereunder until they have been listed on each securities exchange on which the Common Stock may then be listed, or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Corporation may deem applicable.

         (c) It shall be a condition to the obligation of the Corporation to issue shares of Common Stock upon exercise of an Option, that the optionee (or any person entitled to act under Sections 7(c) and 7(e)) hereof pay to the Corporation, upon its demand, such amount, if any, as may be requested by the Corporation for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Corporation may refuse to issue shares of Common Stock.

         (d) The expenses of the Plan shall be borne by the Corporation.

         (e) If an Option is exercised by the executors, administrators, legatees or distributees of the estate of a deceased optionee or by the guardian or legal representative of an optionee, the Corporation shall be under no obligation to issue stock thereunder unless and until the Corporation is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the optionee or of the deceased optionee's estate or the proper legatees of distributees of such estate.

         (f) If all or any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of the Plan not declared unlawful or invalid. Any section or part of a section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms and conditions of such section or part of a section to the fullest extent possible.



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10.      AMENDMENT OR DISCONTINUANCE

         The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable including, but not limited to amendments necessary to qualify for any exemption or to comply with applicable law or regulations; provided, however, that the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the regulations thereunder, or the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder; and provided, further, that except as provided in Section 8 hereof, the Board may not, without further approval by the stockholders of the Corporation, increase the maximum number of shares of Common Stock as to which Options may be granted under the Plan, increase the number of shares subject to an Option, reduce the minimum Option exercise price described in Section 6 hereof, extend the period during which Options may be granted or exercised under the Plan or change the class of persons eligible to receive Options under the Plan. No amendment of the Plan shall materially and adversely affect any right to any optionee with respect to any Option theretofore granted without such optionee's written consent.

11.      TERMINATION

         The Plan shall terminate upon the earliest to occur of (a) the adoption of a resolution of the Board terminating the Plan, (b) June 11, 2006 and (c) December 31, 1997 if the Plan has not been approved by the Corporation's stockholders at the Corporation's 1997 Annual Meeting of Stockholders.

12.      EFFECTIVE DATE OF PLAN

         The Plan shall become effective as of June 12, 1996, provided that the Corporation's stockholders shall have approved the Plan at the Corporation's 1997 Annual Meeting of Stockholders.